Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “AMEDICA CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2004, AT 6:18 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2006, AT 1:48 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF APRIL, A.D. 2007, AT 12:06 O’CLOCK P.M.

Harriet Smith Windsor, Secretary of State
2692714 8100X	AUTHENTICATION: 5673683
070561086	DATE: 05-14-07

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:18 PM 10/25/2004

FILED 06:18 PM 10/25/2004

SRV 040769263 – 2692714 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

AMEDICA CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Amedica Corporation, a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is Amedica Corporation (the “Corporation”). The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 10, 1996 under the name Amedica Corp.

2. The Certificate of Incorporation of the Corporation filed on December 10, 1996, as amended, is hereby restated.

3. This Restated Certificate of Incorporation restates and integrates the provisions of the Certificate of Incorporation of said Corporation and has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

4. The text of the Certificate of Incorporation is hereby restated to read in full as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

AMEDICA CORPORATION

FIRST: The name of the corporation (hereinafter called the “Corporation”) is

AMEDICA CORPORATION

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 N. Orange Street, City of Wilmington, Delaware, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

THIRD. The nature of the business to be conducted and the purposes of the Corporation are:

To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

To make and perform agreements and contracts of every kind and description; and

Generally to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of (i) 60,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), and 40,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. Common Stock

1. General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any series of Preferred Stock.

2. Voting Rights. The holders of record of the Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders, subject to any voting rights provided to holders of then outstanding Preferred Stock,

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in their sole discretion, subject to provisions of law, any provision of this Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder.

4. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of record of the Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized, issued and outstanding hereunder.

B. Undesignated Shares.

Except as otherwise set forth herein, the Board of Directors is expressly granted the authority to fix by resolution the designations, powers, preferences, rights, qualifications, limitations, restrictions, and the relative, participating, optional or other special rights in respect of each share of Preferred Stock, including the number of shares of any series, which are not fixed by this Certificate of Incorporation, as follows:

(a) The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock, not otherwise designated herein, in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time, and to determine with respect to each such series the number of shares in such series, designations, powers, preferences, qualifications, limitations, restrictions and the relative, participating, optional or other special rights, if any, pertaining thereto including, without limiting the generality of the foregoing, the voting rights (if any) pertaining to shares of Preferred Stock of any series (which may be one vote per share or a fraction or multiple of a vote per share, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend (if any) to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights (if any) of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, and the rights (if any) of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class of capital stock or to have such shares redeemed or repurchased by the Corporation (including the determination of the price or prices or the rate or rates applicable to such rights to convert, exchange, redeem or repurchase and the adjustment thereof, the time or times daring which the right to convert, exchange, redeem or repurchase shall be applicable and the time or times during which a particular price or rate shall be applicable); and

(b) Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate (each a “Designation Certificate”) setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting and other powers, designations, preferences, qualifications, limitations, restrictions and the relative, participating, optional or other special rights, if any, pertaining to the shares of Preferred Stock of such series and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be executed, acknowledged, filed and recorded to the extent and in the manner prescribed by the laws of the State of Delaware.

C. Preferred Stock. Sixteen Million One Hundred Fifty Thousand (16,150,000) shares of authorized and unissued Preferred Stock of the Corporation are hereby designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), and Six Million (6,000,000) shares of authorized and unissued Preferred Stock of the Corporation are hereby designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), each with the following powers, preferences, rights, qualifications, limitations, restrictions, and relative, participating, optional or other special rights.

1. Liquidation Rights.

(a) Treatment at Liquidation, Dissolution or Winding Up.

(i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock and Series B Preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, pari passu with each other and before payment or distribution of any of such assets to the holders of any other class or series of the Corporation’s capital stock designated to be junior to the Series A Preferred Stock and Series B Preferred Stock, an amount equal to the original purchase price per share of Series A Preferred Stock and Series B Preferred Stock, as the case may be (which amount shall be subject to equitable adjustment as applicable whenever there shall occur a stock split, stock dividend, distribution, combination of shares, recapitalization, reclassification or other similar event with respect to Series A Preferred Stock or Series B Preferred Stock and, as so adjusted from time to time, is hereinafter each referred to as the “Base Liquidation Price” and individually the “Series A Base Liquidation Price” and “Series B Base Liquidation Price”, respectively), plus all dividends declared but unpaid to and including the date full payment shall be tendered to the holders of Series A Preferred Stock and Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

(ii) Following payment in full to the holders of Series A Preferred Stock and Series B Preferred Stock of all amounts distributable to them under Section l(a)(i) hereof, the remaining assets of the Corporation shall be distributed on a pro rata basis among the holders of the Common Stock,

(iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock and Series B Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the Corporation available for such, distribution shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock.

(b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A Reorganization (as defined in Subsection 2(d)(vi) hereof) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1; provided, however, that the holders of at least a majority of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, respectively, upon the occurrence of a Reorganization shall have the option to elect the benefits of Subsection 2(d)(vi) hereof for the Series A Preferred Stock and Series B Preferred Stock, respectively, in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 1. The provisions of this Subsection 1(b) shall not apply to any Reorganization involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly owned subsidiary of the Corporation which is incorporated in the United States of America.

(c) Distributions other than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

The holders of at least a majority of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, respectively, each series voting as a separate class, shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 1(b), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

2. Conversion. The holders of Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert: Conversion Price. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or the Series B Preferred Stock, into a number of fully paid and non-assessable shares of Common Stock based on the conversion ratio established by dividing the original purchase price per share for such series of Preferred Stock by the applicable Conversion Price for such series, as defined below (each a “Conversion Ratio”). The initial Conversion Ratio for the Series A Preferred Stock shall be 1:1 (the “Series A Conversion Ratio”). The initial Conversion Ratio for the Series B Preferred Stock shall be 1:1 (the “Series B Conversion Ratio”). The conversion price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by a holder of Series A Preferred Stock (the “Series A Conversion Price”) shall initially be $0.60. The conversion price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by a holder of Series B Preferred Stock (the “Series B Conversion Price”) shall initially be $1.20. Each of the Series A Conversion Price and Series B Conversion Price is referred to herein as a “Conversion Price”. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which either Series A Preferred Stock or Series B Preferred Stock is convertible, as hereinafter provided.

(b) Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event that at the time of conversion pursuant to this Section 2 there shall be any declared but unpaid cash dividends outstanding with respect to the shares of Series A Preferred Stock or Series B Preferred Stock surrendered for conversion, such unpaid dividends shall be paid in shares of Common Stock at a rate determined by dividing the cash value of the unpaid dividends per share by the then applicable Conversion Price for such series.

(c) Automatic Conversion.

(i) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into stares of Common Stock at the then effective and applicable Conversion Ratio upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share not less than the then applicable Conversion Price for such stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, recapitalization, reclassification or other similar event with respect to the Common Stock) (a “Qualified Initial Public Offering”).

(ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series A Preferred Stock and Series B Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred Stock or the Series B Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock were convertible unless the certificate or certificates representing such shares of Series A Preferred Stock or Series B Preferred Stock being converted are either delivered to the Corporation or the transfer agent of the Series A Preferred Stock or Series B Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

(iii) Upon the automatic conversion of Series A Preferred Stock and Series B Preferred Stock, each holder of Series A Preferred Stock and Series B Preferred Stock shall surrender the certificate or certificates representing such holder’s shares of Series A

Preferred Stock or the Series B Preferred Stock at the office of the Corporation or of the transfer agent for the Series A Preferred Stock or Series B Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock or Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock or Series B Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 2(d), the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities,

(B) “Original Issue Data” shall mean (i) the date on which shares of Series A Preferred Stock ware first issued (the “Series A Original Issue Date”) and (ii) the date on which shares of Series B Preferred Stock were first issued (the“Series B Original Issue Date”), each an “Original Issue Date”.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options and any shares of Series A Preferred Stock or Series B Preferred Stock

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued, or deemed to be issued pursuant to Section 2(d)(ii), by the Corporation after the applicable Original Issue Date, other than the following (collectively, the “Excluded Shares”);

(I)	shares of Common Stock issued or issuable as a dividend or distribution on, or upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock; or

(II)	options or shares of Common Stock issued or issuable pursuant to the Corporation’s 2003 Stock Option Plan.

(ii) Deemed Issuance of Additional Shares of Common Stock.

(A) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding any Options or Convertible Securities which are Excluded Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price or Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(I)	no further adjustment in the Series A Conversion Price or Series B Conversion Price, as the case may be, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of suck Convertible Securities;

(II)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the adjusted Series A Conversion Price or Series B Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(III)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the adjusted Series A Conversion Price or Series B Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(a)	in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(b)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(IV)	no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the adjusted Series A Conversion Price or Series B Conversion Price, as the case may be, to an amount which exceeds the lower of (a) such Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(V)	in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price or Series B

Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

(VI)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price or Series B Conversion Price, as the case may be, which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 2(d)(ii) as of the actual date of their issuance.

(B) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(A) In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(B) In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which the corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Series A Conversion Price or Series B Conversion Price, as the case may be, which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 2(d)(ii) as of the time of actual payment of such dividend.

(iii) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(A) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to have issued Additional Shares of Common Stock pursuant to Section 2(d)(ii) in a stock dividend, stock distribution or subdivision, the Series A Conversion Price and Series B Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

(B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price and Series B Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) In the event the Corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(ii)(A) hereof but excluding Additional Shares of Common Stock deemed to be issued under Section 2(d)(ii)(B) hereof) without consideration or for a consideration per share less than the then applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, in order to increase the number of shares of Common Stock into which the Series A Preferred Stock or Series B Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock underlying any outstanding Options or Convertible Securities) plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock underlying any outstanding Options or Convertible Securities) plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

(B) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v) Determination of Consideration. For purposes of this Section 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) Insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(II) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) In the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(ii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Capital Reorganization. Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 2) or a consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction (a “Reorganization”), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization, as such holders would have been entitled to receive if they had converted their shares of the Series A Preferred Stock or the Series B Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the shares of the Series A Preferred Stock or the Series B Preferred Stock) shall be applicable after such Reorganization in as nearly equivalent a manner as may be reasonably practicable.

The Corporation shall furnish holders of shares of Series B Preferred at least fifteen (15) days’ prior written notice of each Reorganization, which notice shall set forth in detail all material terms of the Reorganization. In the case of a Reorganization to which both this Subsection 2(d)(vi) and Subsection 1(b) hereof apply, the holders of Series A Preferred Stock and Series B Preferred Stock shall have the option to elect, by the consent of at least a majority of each of the then outstanding Series A Preferred Stock and Series B Preferred Stock, treatment under this Subsection 2(d)(vi), notice of which election shall be given in writing to the Corporation not less than five (5) business days prior to the effective date of such Reorganization, in which case Subsection 2(d)(vi) shall apply to all outstanding shares of Series A Preferred Stock and Series B Preferred Stock upon the effectiveness of the Reorganization. If no such election is timely made, the provisions of Subsection 1(b) and not this Subsection 2(d)(vi) shall apply.

The provisions of this Subsection 2(d)(vi) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly owned subsidiary of the Corporation which is incorporated in the United States of America.

(e) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock and Series B Preferred Stock against impairment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Ratio pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock and/or Series B Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock and/or

Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price or Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series A Preferred Stock and/or Series B Preferred Stock.

(g) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

(h) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock and/or Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock or Series B Preferred Stock.

(i) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series A Preferred Stock and/or Series B Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock and/or Series B Preferred Stock in any manner which interferes with the timely conversion or transfer of such Series A Preferred Stock and/or Series B Preferred Stock.

3. Voting Rights.

(a) Except as otherwise required by law or this Certificate of Incorporation, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as set forth in Section 3(b); provided that the holders of the Series A Preferred Stock and Series B Preferred Stock shall each vote as a separate class with respect to any matter or proposed action as to which applicable law or this Certificate of Incorporation require the vote, consent, or approval of the holders of the Series A Preferred Stock or the holders of the Series B Preferred Stock.

(b)

(i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

(ii) Holders of Series A Preferred Stock and Series B Preferred Stock shall have that number of votes per share of Series A Preferred Stock or Series B Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock or Series B Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

(c) Unless there is an affirmative vote of at least 50% of the outstanding shares of each of the Series A Preferred Stock and the Series B Preferred Stock, each such series voting separately as a class, the Corporation shall not undertake any of the following:

(i)	any declaration or payment of any dividend or other distribution or payment on the (or the redemption, purchase or other acquisition for value of any) capital stock of the Corporation (other than the Series A Preferred Stock and the Series B Preferred Stock) or any of its subsidiaries;

(ii)	any liquidation, dissolution, recapitalization or reorganization of the Corporation;

(iii)	any transfer or disposition of assets or rights with a value of more than $1,000,000; or

(iv)	any amendment of the Corporation’s Certificate of Incorporation that would adversely change or alter any of the preferences, powers, rights or privileges of the Series A Preferred Stock or the Series B Preferred Stock.

4. Dividends.

(a) If the Board of Directors shall declare a dividend on the capital stock of the Corporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive such dividends in preference to any dividend on the Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock and Series B Preferred Stock. No dividends or distributions shall be declared and paid on the Common Stock or any such junior stock unless and until all dividends declared on the Series A Preferred Stock and Series B Preferred Stock shall have been paid in full.

(b) If, upon the approval of the holders of Series A Preferred Stock and Series B Preferred Stock as required by Section 3 (c)(i) hereof, the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation), then the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series A Preferred Stock or Series B Preferred Stock as would have been payable on the largest number of whole shares of Common Stock which each share of Series A Preferred Stock or Series B Preferred Stock held by each holder thereof would have received if such Series A Preferred Stock or Series B Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

(c) If, upon the approval of the holders of Series A Preferred Stock and Series B Preferred Stock as required by Section 3(c)(i) hereof, the Board of Directors of the Corporation shall declare a dividend payable upon any class or series of capital stock of the Corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series A Preferred Stock or Series B Preferred Stock as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Series A Preferred Stock or Series B Preferred Stock have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of Series A Preferred Stock or Series B Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the applicable Base Liquidation Price for the Series A Preferred Stock and Series B Preferred Stock, respectively, then in effect.

5. Covenants.

The Corporation shall not undertake any amendment of the Corporation’s Certificate of Incorporation if such amendment would alter or change the powers, preferences or special rights of the Series A Preferred Stock or Series B Preferred Stock so as to affect them adversely; provided that the designation and issuance of any additional classes or series of Preferred Stock expressly shall not be deemed to adversely affect the powers, preferences or special rights of the Series A Preferred Stock or Series B Preferred Stock. The holders of at least a majority of the number of shares of the Series A Preferred Stock or Series B Preferred Stock, respectively, outstanding may, by affirmative vote or consent, agree to a change or alteration by the Corporation in the powers, preferences and special rights of the Series A Preferred Stock or Series B Preferred Stock, respectively, or may waive the application thereof in any particular instance.

6. No Reissuance. No share or shares of Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series A Preferred Stock or Series B Preferred Stock shall be vested in the Common Stock.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

B. After the original or other By-Laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the By-Laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation to be signed this 25th day of October, 2004.

/s/ Ashok Khandkar
Ashok Khandkar
President

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:00PM 02/24/2006

FILED 01:48 PM 02/24/2006

SRV 060180134 – 2692714 FILE

CERTIFICATE OF DESIGNATION, PREFERENCES,

AND RIGHTS OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

AMEDICA CORPORATION

Amedica Corporation, a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8, Chapter 1 of the Delaware Code, the Board of Directors, by written consent of its members dated February 8, 2006, adopted a resolution providing for the designation, powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 9,700,000 shares of the Corporation’s Preferred Stock, $0.01 par value per share, which resolution is as follows:

RESOLVED:	That pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, as amended, of the Corporation, the Board hereby designates a series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), consisting of 9,700,000 shares of the authorized unissued Preferred Stock, as Series C Convertible Preferred Stock, and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

Series C Convertible Preferred Stock. The preferences, privileges and restrictions granted to or imposed upon the Corporation’s Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), or the holders thereof, are as follows:

1. Liquidation Rights.

(a) Treatment at Liquidation, Dissolution or Winding Up.

(i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, pari passu with the holders of the

Corporation’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock, $0.01 par value per share the “Series B Preferred Stock”) and before payment or distribution of any of such assets to the holders of any other class or series of the Corporation’s capital stock designated to be junior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, an amount equal to the original purchase price per share of Series C Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, recapitalization, reclassification or other similar event with respect to Series C Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the “Base Liquidation Price”) plus all dividends declared but unpaid to and including the date full payment shall be tendered to the holders of Series C Preferred Stock with respect to such liquidation, dissolution or winding up.

(ii) Following payment in full to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the Corporation shall be distributed on a pro rata basis among the holders of the Common Stock.

(iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A Reorganization (as defined in Subsection 2(d)(vi) hereof) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1; provided, however, that the holders of at least a majority of the outstanding shares of the Series C Preferred Stock upon the occurrence of a Reorganization shall have the option to elect the benefits of Subsection 2(d)(vi) hereof for the Series C Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 1. The provisions of this Subsection 1(b) shall not apply to any Reorganization involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America.

(c) Distributions other than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

The holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting as a class, shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section l(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

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2. Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert: Conversion Price. Each share of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock into a number of fully paid and non-assessable shares of Common Stock based on the conversion ratio established as is determined by dividing the original purchase price per share for such series of the Series C Preferred Stock of $2.00 by the applicable Conversion Price for such series, as defined below (the “Conversion Ratio”). The initial Conversion Ratio shall be 1:1. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by a holder of Series C Preferred Stock (the “Conversion Price”) shall initially be $2.00. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series C Preferred Stock is convertible, as hereinafter provided.

(b) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series C Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event that at the time of conversion pursuant to this Section 2 there shall be any declared but unpaid cash dividends outstanding with respect to the shares of Series C Preferred Stock surrendered for conversion, such unpaid dividends shall be paid in shares of Common Stock at a rate determined by dividing the cash value of the unpaid dividends per share by the then applicable Conversion Price.

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(c) Automatic Conversion.

(i) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share not less than the then applicable Conversion Price (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, recapitalization, reclassification or other similar event with respect to the Common Stock) (a “Qualified Initial Public Offering”).

(ii) Upon the occurrence of a Qualified Initial Public Offering hereof, all shares of Series C Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series C Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series C Preferred Stock were convertible unless the certificate or certificates representing such shares of Series C Preferred Stock being converted are either delivered to the Corporation or the transfer agent of the Series C Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

(iii) Upon the automatic conversion of Series C Preferred Stock, each holder of Series C Preferred Stock shall surrender the certificate or certificates representing such holder’s shares of Series C Preferred Stock at the office of the Corporation or of the transfer agent for the Series C Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series C Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 2(d), the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

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(B) “Original Issue Date” shall mean the date on which shares of Series C Preferred Stock were first issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options and any shares of Series C Preferred Stock.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued, or deemed to be issued pursuant to Section 2(d)(ii), by the Corporation after the Original Issue Date, other than the following (collectively, the “Excluded Shares”):

(I)	shares of Common Stock issued or issuable as a dividend or distribution on, or upon conversion of, shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; or

(II)	Options or shares of Common Stock issued or issuable pursuant to the Corporation’s 2003 Stock Option Plan.

(ii) Deemed Issuance of Additional Shares of Common Stock.

(A)	Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding any Options or Convertible Securities which are Excluded Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(I)	no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

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(II)	If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(III)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(a)	in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

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(b)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(IV)	no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(V)	in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

(VI)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(ii) as of the actual date of their issuance.

(B) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(I)	In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

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(II)	In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which the corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(ii) as of the time of actual payment of such dividend.

(iii) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(A) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to have issued Additional Shares of Common Stock pursuant to Section 2(d)(ii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

(B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) In the event the Corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(ii)(A) hereof but excluding Additional Shares of Common Stock deemed to be issued under Section 2(d)(ii)(B) hereof) without consideration or for a consideration per share less than the then applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, in order to increase the number of shares of Common Stock into which the Series C Preferred Stock is convertible, to a price

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(calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock underlying any outstanding Options or Convertible Securities) plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock underlying any outstanding Options or Convertible Securities) plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

(B) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v) Determination of Consideration. For purposes of this Section 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) Insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(II) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) In the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(ii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as

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consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 2) or a consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction (a “Reorganization”), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of the Series C Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization, as such holders would have been entitled to receive if they had converted their shares of the Series C Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the shares of the Series C Preferred Stock) shall be applicable after such Reorganization in as nearly equivalent a manner as may be reasonably practicable.

The Corporation shall furnish holders of shares of Series C Preferred Stock at least fifteen (15) days’ prior written notice of each Reorganization, which notice shall set forth in detail all material terms of the Reorganization. In the case of a Reorganization to which both this Subsection 2(d)(vi) and Subsection 1(b) hereof apply, the holders of Series C Preferred Stock shall have the option to elect, by the consent of at least a majority of the then outstanding Series C Preferred Stock, treatment under this Subsection 2(d)(vi), notice of which election shall be given in writing to the Corporation not less than five (5) business days prior to the effective date of such Reorganization, in which case Subsection 2(d)(vi) shall apply to all outstanding shares of Series C Preferred Stock upon the effectiveness of the Reorganization. If no such election is timely made, the provisions of Subsection 1(b) and not this Subsection 2(d)(vi) shall apply.

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The provisions of this Subsection 2(d)(vi) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly owned subsidiary of the Corporation which is incorporated in the United States of America.

(e) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C Preferred Stock against impairment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Ratio pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series C Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series C Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price or Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series C Preferred Stock.

(g) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

(h) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series C Preferred Stock.

(i) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series C Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock in any manner which interferes with the timely conversion or transfer of such Series C Preferred Stock.

3. Voting Rights.

(a) Except as otherwise required by law or this Certificate of Designation, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as set forth in Section 3(b); provided that the holders of the Series C Preferred Stock shall vote as a separate class with respect to any matter or proposed action as to which applicable law or this Certificate of Designation require the vote, consent, or approval of the holders of the Series C Preferred Stock.

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(b)

(i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

(ii) Holders of Series C Preferred Stock shall have that number of votes per share of Series C Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

(c) Unless there is an affirmative vote of at least 50% of the outstanding shares of Series C Preferred Stock, voting separately as a class, the Corporation shall not undertake any of the following:

(i)	any declaration or payment of any dividend or other distribution or payment on the (or the redemption, purchase or other acquisition for value of any) capital stock of the Corporation (other than the Series C Preferred Stock) or any of its subsidiaries;

(ii)	any liquidation, dissolution, recapitalization or reorganization of the Corporation;

(iii)	any transfer or disposition of assets or rights with a value of more than $1,000,000; or

(iv)	any amendment of the Corporation’s Certificate of Incorporation that would adversely change or alter any of the preferences, powers, rights or privileges of the Series C Preferred Stock.

4. Dividends.

(a) If the Board of Directors shall declare a dividend on the capital stock of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive such dividends pari passu with the holders of Series A Preferred Stock and the Series B Preferred Stock and in preference to any dividend on the Common Stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock. No dividends or distributions shall be declared and paid on the Common Stock or any such junior stock unless and until all dividends declared on the Series C Preferred Stock shall have been paid in full.

(b) If, upon the approval of the holders of Series C Preferred Stock as required by Section 3(c)(i) hereof, the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation), then the Board of Directors shall declare at the

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same time a dividend upon the then outstanding shares of the Series C Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series C Preferred Stock as would have been payable on the largest number of whole shares of Common Stock which each share of Series C Preferred Stock held by each holder thereof would have received if such Series C Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

(c) If, upon the approval of the holders of Series C Preferred Stock as required by Section 3(c)(i) hereof, the Board of Directors of the Corporation shall declare a dividend payable upon any class or series of capital stock of the Corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series C Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Series C Preferred Stock have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Base Liquidation Price then in effect.

5. Covenants.

The Corporation shall not undertake any amendment of this Certificate of Designation or the Corporation’s Certificate of Incorporation if such amendment would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely; provided that the designation and issuance of any additional classes or series of Preferred Stock expressly shall not be deemed to adversely affect the powers, preferences or special rights of the Series C Preferred Stock. The holders of at least a majority of the number of shares of Series C Preferred Stock outstanding may, by affirmative vote or consent, agree to a change or alteration by the Corporation in the powers, preferences and special rights of the Series B Preferred Stock, or may waive the application thereof in any particular instance.

6. No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series C Preferred Stock shall be vested in the Common Stock.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 24th day of February, 2006.

AMEDICA CORPORATION

By:	/s/ Ashok Khandkar
Name:	Ashok Khandkar
Title:	Chief Executive Officer

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State of Delaware

Secretary of State

Division of Corporations

Delivered 12:06 PM 04/16/2007

FILED 12:06 PM 04/16/2007

SRV 070436555 – 2692714 FILE

CERTIFICATE OF DESIGNATION, PREFERENCES,

AND RIGHTS OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF

AMEDICA CORPORATION

Amedica Corporation, a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8, Chapter 1 of the Delaware Code, the Board of Directors, by written consent of its members dated April 13, 2007, adopted a resolution providing for the designation, powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 5,600,000 shares of the Corporation’s Preferred Stock, $0.01 par value per share, which resolution is as follows:

RESOLVED:	That pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, the Board hereby designates a series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), consisting of 5,600,000 shares of the authorized unissued Preferred Stock, as Series D Convertible Preferred Stock, and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series D Convertible Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

Series D Convertible Preferred Stock. The preferences, privileges and restrictions granted to or imposed upon the Corporation’s Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), or the holders thereof, are as follows:

1. Liquidation Rights.

(a) Treatment at Liquidation, Dissolution or Winding Up.

(i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, pari passu with the holders of the

Corporation’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) and Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”) and before payment or distribution of any of such assets to the holders of any other class or series of the Corporation’s capital stock designated to be junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, an amount equal to the original purchase price per share of Series D Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, recapitalization, reclassification or other similar event with respect to Series D Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the “Base Liquidation Price”) plus all dividends declared but unpaid to and including the date full payment shall be tendered to the holders of Series D Preferred Stock with respect to such liquidation, dissolution or winding up.

(ii) Following payment in full to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of all amounts distributable to them under Section l(a)(i) hereof, the remaining assets of the Corporation shall be distributed on a pro rata basis among the holders of the Common Stock.

(iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of all amounts distributable to them under Section l(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

(b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A Reorganization (as defined in Subsection 2(d)(vi) hereof) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1; provided, however, that the holders of at least a majority of the outstanding shares of the Series D Preferred Stock upon the occurrence of a Reorganization shall have the option to elect the benefits of Subsection 2(d)(vi) hereof for the Series D Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 1. The provisions of this Subsection l(b) shall not apply to any Reorganization involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America.

(c) Distributions other than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

The holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting as a class, shall have the right to challenge any determination by the Board of Directors of

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fair market value pursuant to this Section 1(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

2. Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert; Conversion Price. Each share of Series D Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series D Preferred Stock into a number of fully paid and non-assessable shares of Common Stock based on the conversion ratio established as is determined by dividing the original purchase price per share for such series of the Series D Preferred Stock of $3.00 by the applicable Conversion Price for such series, as defined below (the “Conversion Ratio”). The initial Conversion Ratio shall be 1:1. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by a holder of Series D Preferred Stock (the “Conversion Price”) shall initially be $3.00. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series D Preferred Stock is convertible, as hereinafter provided.

(b) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series D Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event that at the time of conversion pursuant to this Section 2 there shall be any declared but unpaid cash dividends outstanding with respect to the shares of Series D Preferred Stock surrendered for conversion, such unpaid dividends shall be paid in shares of Common Stock at a rate determined by dividing the cash value of the unpaid dividends per share by the then applicable Conversion Price.

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(c) Automatic Conversion.

(i) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share not less than the then applicable Conversion Price (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, recapitalization, reclassification or other similar event with respect to the Common Stock) (a “Qualified Initial Public Offering”).

(ii) Upon the occurrence of a Qualified Initial Public Offering hereof, all shares of Series D Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series D Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series D Preferred Stock were convertible unless the certificate or certificates representing such shares of Series D Preferred Stock being converted are either delivered to the Corporation or the transfer agent of the Series D Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

(iii) Upon the automatic conversion of Series D Preferred Stock, each holder of Series D Preferred Stock shall surrender the certificate or certificates representing such holder’s shares of Series D Preferred Stock at the office of the Corporation or of the transfer agent for the Series D Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series D Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 2(d), the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

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(B) “Original Issue Date” shall mean the date on which shares of Series C Preferred Stock were first issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options and any shares of Series D Preferred Stock.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued, or deemed to be issued pursuant to Section 2(d)(ii), by the Corporation after the Original Issue Date, other than the following (collectively, the “Excluded Shares”):

(I)	shares of Common Stock issued or issuable as a dividend or distribution on, or upon conversion of, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; or

(II)	Options or shares of Common Stock issued or issuable pursuant to the Corporation’s 2003 Stock Option Plan or pursuant to any stock option or other equity compensation plan of the Corporation approved by its Board of Directors.

(ii) Deemed Issuance of Additional Shares of Common Stock.

(A)	Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding any Options or Convertible Securities which are Excluded Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(I)	no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

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(II)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(III)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(a)	in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

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(b)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(IV)	no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(V)	in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

(VI)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(ii) as of the actual date of their issuance.

(B) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(I)

In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

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(II)	In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which the corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(ii) as of the time of actual payment of such dividend.

(iii) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(A) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to have issued Additional Shares of Common Stock pursuant to Section 2(d)(ii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

(B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) In the event the Corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(ii)(A) hereof but excluding Additional Shares of Common Stock deemed to be issued under Section 2(d)(ii)(B) hereof) without consideration or for a consideration per share less than the then applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, in order to increase the number of shares of Common Stock into which the Series D Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock underlying any outstanding Options or Convertible Securities) plus (II) the

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number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock underlying any outstanding Options or Convertible Securities) plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

(B) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v) Determination of Consideration. For purposes of this Section 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) Insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(II) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) In the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(ii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the

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Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 2) or a consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction (a “Reorganization”), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of the Series D Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization, as such holders would have been entitled to receive if they had converted their shares of the Series D Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the shares of the Series D Preferred Stock) shall be applicable after such Reorganization in as nearly equivalent a manner as may be reasonably practicable.

The Corporation shall furnish holders of shares of Series D Preferred Stock at least fifteen (15) days’ prior written notice of each Reorganization, which notice shall set forth in detail all material terms of the Reorganization. In the case of a Reorganization to which both this Subsection 2(d)(vi) and Subsection 1(b) hereof apply, the holders of Series D Preferred Stock shall have the option to elect, by the consent of at least a majority of the then outstanding Series D Preferred Stock, treatment under this Subsection 2(d)(vi), notice of which election shall be given in writing to the Corporation not less than five (5) business days prior to the effective date of such Reorganization, in which case Subsection 2(d)(vi) shall apply to all outstanding shares of Series D Preferred Stock upon the effectiveness of the Reorganization. If no such election is timely made, the provisions of Subsection l(b) and not this Subsection 2(d)(vi) shall apply.

The provisions of this Subsection 2(d)(vi) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly owned subsidiary of the Corporation which is incorporated in the United States of America.

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(e) No Impairment. The Corporation shall not, by amendment of its Restated Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred Stock against impairment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Ratio pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series D Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series D Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price or Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series D Preferred Stock.

(g) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.

(h) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series D Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series D Preferred Stock.

(i) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series D Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion or transfer of such Series D Preferred Stock.

3. Voting Rights.

(a) Except as otherwise required by law or this Certificate of Designation, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as set forth in Section 3(b); provided that the holders of the Series D Preferred Stock shall vote as a separate class with respect to any matter or proposed action as to which applicable law or this Certificate of Designation require the vote, consent, or approval of the holders of the Series D Preferred Stock.

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(b)	(i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

(ii) Holders of Series D Preferred Stock shall have that number of votes per share of Series D Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series D Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting,

(c) Unless there is an affirmative vote of at least a majority of the then outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not undertake any of the following:

(i)	any declaration or payment of any dividend or other distribution or payment on the (or the redemption, purchase or other acquisition for value of any) capital stock of the Corporation (other than the Series D Preferred Stock) or any of its subsidiaries;

(ii)	any liquidation, dissolution, recapitalization or reorganization of the Corporation;

(iii)	any transfer or disposition of assets or rights with a value of more than $1,000,000; or

(iv)	any amendment of the Corporation’s Restated Certificate of Incorporation, as amended, that would adversely change or alter any of the preferences, powers, rights or privileges of the Series D Preferred Stock.

4. Dividends.

(a) If the Board of Directors shall declare a dividend on the capital stock of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive such dividends pari passu with the holders of Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and in preference to any dividend on the Common Stock or any other class or series of capital stock ranking junior to the Series D Preferred Stock. No dividends or distributions shall be declared and paid on the Common Stock or any such junior stock unless and until all dividends declared on the Series D Preferred Stock shall have been paid in full.

(b) If, upon the approval of the holders of Series D Preferred Stock as required by Section 3(c)(i) hereof, the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation), then the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series D Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series D Preferred Stock as would have been payable on the largest number of whole shares of Common Stock which each share of Series D Preferred Stock held by each holder thereof would have received if such Series D Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

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(c) If, upon the approval of the holders of Series D Preferred Stock as required by Section 3(c)(i) hereof, the Board of Directors of the Corporation shall declare a dividend payable upon any class or series of capital stock of the Corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series D Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Series D Preferred Stock have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Base Liquidation Price then in effect.

5. Covenants.

The Corporation shall not undertake any amendment of this Certificate of Designation or the Corporation’s Restated Certificate of Incorporation, as amended, if such amendment would alter or change the powers, preferences or special rights of the holders of the shares of Series D Preferred Stock so as to affect them adversely: provided that the designation and issuance of any additional classes or series of Preferred Stock expressly shall not be deemed to adversely affect the powers, preferences or special rights of the holders of shares of Series D Preferred Stock. The holders of at least a majority of the number of shares of Series D Preferred Stock outstanding may, by affirmative vote or consent, agree to a change or alteration by the Corporation in the powers, preferences and special rights of the Series D Preferred Stock, or may waive the application thereof in any particular instance.

6. No Reissuance of Series C Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series D Preferred Stock shall be vested in the Common Stock.

[REMAINDER INTENTIONALLY BLANK, SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 16th day of April, 2007.

AMEDICA CORPORATION

By:	/s/ Ashok Khandkar
Name:	Ashok Khandkar
Title:	Chief Executive Officer

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